UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2012 (May 31, 2012)

KELLOGG COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Kellogg Square, Battle Creek, Michigan 49016-3599

(Address of principal executive offices) (Zip Code)

(269) 961-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 31, 2012, Kellogg Company (“Kellogg”) and The Procter & Gamble Company (“P&G”) entered into an Amended and Restated Transaction Agreement (the “Transaction Agreement”) with respect to the sale of the Pringles® business by P&G to Kellogg, for $2.695 billion in cash, subject to a working capital adjustment (the “Acquisition”).

The foregoing description of the terms of the Transaction Agreement is qualified in its entirety by reference to the Transaction Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition.

On May 31, 2012, Kellogg completed the Acquisition in accordance with the Transaction Agreement.

A copy of the press release issued by Kellogg on May 31, 2012 relating to the completion of the Acquisition is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (the “Report”) no later than 71 days following the date that this Report is required to be filed.

(b) Pro forma financial information

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d) Exhibits

1.1	Amended and Restated Transaction Agreement, dated as of May 31, 2012 by and among Kellogg and P&G

99.1	Press Release, dated May 31, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2012

KELLOGG COMPANY

By:	/s/ Gary H. Pilnick
Name: Gary H. Pilnick Title: Senior Vice President, General Counsel, Corporate Development and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Amended and Restated Transaction Agreement, dated as of May 31, 2012 by and among Kellogg and P&G

99.1	Press Release, dated May 31, 2012